UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2015

RETROPHIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36257	27-4842691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Third Avenue, 22nd Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 837-5863

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective immediately following the approval of the Proposal (as defined below in Item 5.07) by the stockholders of Retrophin, Inc. (the “Company”) at the Company’s Special Meeting of Stockholders held on February 3, 2015 (the “Special Meeting”), the Board of Directors of the Company approved an amendment to the Company’s 2014 Incentive Compensation Plan (the “2014 Plan”) to reduce the number of shares of common stock reserved for issuance under the 2014 Plan by 75,000 shares (the “Pool Reduction”). The Pool Reduction is part of the Company’s plan, approved by The Nasdaq Stock Market LLC (“Nasdaq”), to regain compliance with the Nasdaq Listing Rules.

A summary of the material terms of the 2014 Plan is set forth in the Company’s definitive proxy statement for the Company’s 2014 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 14, 2014. That summary is qualified in its entirety by reference to the text of the 2014 Plan, as amended by the Pool Reduction, which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 5, 2015, the Board of Directors of the Company adopted an amendment (the “Amendment”) to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective immediately, to add a new Article IX to the Bylaws. The new provision provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company arising pursuant to any provision of the Delaware General Corporation Law, the certificate of incorporation or the bylaws of the Company, or (iv) any action asserting a claim governed by the internal affairs doctrine. The provision further provides that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provision.

The foregoing summary of the Amendment is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached thereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 3, 2015, the Company held the Special Meeting. As of January 13, 2015, the record date for the Special Meeting, 26,459,904 shares of common stock were outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 14,674,890 shares of common stock were present in person or represented by proxy for the proposal summarized below (the “Proposal”).

Proposal: Ratification of Prior Equity Awards to Employees

The Company’s stockholders ratified the Company’s prior issuance of stock options to purchase 1,928,000 shares of common stock and 230,000 restricted shares of common stock granted to employees between February 24, 2014 and August 18, 2014, as required pursuant to the Nasdaq Listing Rules, in order to allow the Company to regain compliance with such Nasdaq Listing Rules. The final voting results are as follows:

Votes For	14,565,500
Votes Against	104,891
Abstentions	4,499
Broker Non-Votes	0

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

3.1	Amendment to Amended and Restated Bylaws of Retrophin, Inc.

99.1	Retrophin, Inc. 2014 Incentive Compensation Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETROPHIN, INC.
Dated: February 9, 2015	By:	/s/ Stephen Aselage
	Name:	Stephen Aselage
	Title:	Chief Executive Officer